Exhibit 99.1

AMERICAN RESIDENTIAL PROPERTIES, INC. REPORTS

SECOND QUARTER 2013 FINANCIAL RESULTS

SCOTTSDALE, AZ, August 12, 2013 /PRNewswire/ — American Residential Properties, Inc. (NYSE: ARPI) (the “Company”) reported today results for the quarter and six months ended June 30, 2013.

Highlights for the Second Quarter 2013

•	Deployed $223 million of capital during the second quarter 2013, including investing $191 million to acquire 1,558 single-family homes.

•

Owned a portfolio of 4,089 single-family homes — approximately 78% leased — for a total investment of $487 million located in 13 states, as of June 30, 2013. Achieved an occupancy rate of 88% on the portfolio of properties owned six months or longer, compared to 82% last quarter.

•

Total revenue was $8.4 million, an increase of 60% compared to revenue of $5.2 million in the first quarter of 2013. The number of leased properties increased by 1,023 properties, or 47%, compared to the first quarter of 2013.

•

Funded $19 million in short-term private mortgage loans during the second quarter of 2013. Owned $36 million in short-term private mortgage loans with an estimated remaining term of 125 days and a weighted-average interest rate of 12.2%, as of June 30, 2013.

•

Core FFO attributable to common stockholders was $2.2 million, or $0.08 per basic and diluted share, and FFO attributable to common stockholders was $(3.6) million, or $(0.14) per basic and diluted share, for the second quarter of 2013.

•

Successfully completed the Company’s initial public offering (the “IPO”) of 13,700,000 shares of its common stock at an offering price of $21.00 per share, which resulted in net proceeds of approximately $265 million after deducting underwriting discounts and commissions, structuring fee and other offering expenses payable by the Company, on May 14, 2013.

•

Subsequent to the end of the second quarter 2013, between July 1, 2013 and July 31, 2013, the Company acquired 446 additional single-family homes for a total purchase price of $64 million and contracted to acquire 760 additional single-family homes for a total purchase price of $108 million.

“We are very pleased with the pace of single-family home acquisition activity in the second quarter, which was ahead of our expectations,” said Stephen G. Schmitz, Chairman and Chief Executive Officer of American Residential Properties, Inc. “We have been able to enter new markets, continue building scale in existing markets and increase the overall diversification of our portfolio. We have a robust model in place for entering new markets, developing acquisition sources and bringing acquired properties to the single-family rental market in an efficient and cost-effective manner. We continue to scale our operations and build a foundation that we believe will lead to attractive long-term returns for our stockholders.”

Financial Results

The Company’s June 30, 2013 financial results do not include a comparison to the six months ended June 30, 2012, because the Company had no operating activity before May 11, 2012.

Total Revenue

Total revenue for the quarter ended June 30, 2013 was $8.4 million, an increase of $3.2 million or 60%, compared to total revenue of $5.2 million for the quarter ended March 31, 2013. Total revenue for the six months ended June 30, 2013 was $13.7 million.

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the quarter ended June 30, 2013 was $(8.1) million, or $(0.31) per basic and diluted share, and net loss attributable to common stockholders for the six months ended June 30, 2013 was $(12.1) million, or $(0.55) per basic and diluted share.

The results for the quarter and six months ended June 30, 2013 included the following items associated with the IPO and 2013 acquisitions:

•

$4.1 million charge to general, administrative and other expense for IPO-related compensation expenses, including $1.0 million of non-recurring cash compensation paid and $3.1 million of non-recurring stock-based compensation related to the acceleration of vesting of LTIP units, upon completion of the IPO, in both the quarter and six months ended June 30, 2013; and

•	$1.7 million and $3.4 million in acquisition expenses in the quarter and six months ended June 30, 2013, respectively.

FFO and Core FFO Attributable to Common Stockholders

Funds from operations (“FFO”) attributable to common stockholders for the quarter ended June 30, 2013 was $(3.6) million, or $(0.14) per basic and diluted share, and FFO attributable to common stockholders for the six months ended June 30, 2013 was $(4.5) million, or $(0.21) per basic and diluted share.

Core funds from operations (“Core FFO”) attributable to common stockholders for the quarter ended June 30, 2013 was $2.2 million, or $0.08 per basic and diluted share, and Core FFO attributable to common stockholders for the six months ended June 30, 2013 was $3.0 million, or $0.13 per basic and diluted share.

Portfolio Highlights

Real Estate Acquisitions

From April 1, 2013 to June 30, 2013, the Company acquired 1,558 single-family homes, of which 606 are in Texas, 256 are in North Carolina, 179 are in Arizona, 172 are in Indiana, 120 are in Tennessee, 79 are in Florida, 56 are in Illinois, 55 are in Georgia, 15 are in Ohio, 12 are in South Carolina, 4 are in California, 3 are in Colorado and 1 is in Nevada, and incurred renovation and re-tenancy costs on the Company’s existing portfolio, for a total investment of approximately $193.5 million.

Portfolio

As of June 30, 2013, the Company owned 4,089 single-family homes in Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Nevada, North Carolina, Ohio, South Carolina, Tennessee and Texas for an investment of approximately $486.6 million. As of June 30, 2013, approximately 78% of the Company’s portfolio was leased.

Operating Metrics

The following table summarizes the Company’s portfolio and operating metrics for the first and second quarter of 2013:

	As of June 30, 2013		As of March 31, 2013
	Number of Homes	Percentage Leased	Number of Homes	Percentage Leased
Portfolio of single-family homes
Self-managed	2,833	68%	1,521	76%
Preferred operator program	1,256	100%	1,010	100%

Total	4,089	78%	2,531	86%

Portfolio of single-family homes owned for six months or longer
Self-managed	1,228	83%	591	78%
Preferred operator program	547	100%	138	100%

Total	1,775	88%	729	82%

Significant Subsequent Events

For the period from July 1, 2013 to July 31, 2013, the Company acquired 446 single-family homes for a total purchase price of approximately $64.2 million and contracted to acquire 760 additional homes for a total purchase price of $108.4 million, of which 749 homes are in Texas, 155 homes are in North Carolina, 109 homes are in Arizona, 74 homes are in Illinois, 44 homes are in Indiana, 42 homes are in Ohio, 17 homes are in Florida, 8 homes are in Georgia, 6 homes are in Nevada, 1 home is in California and 1 home is in South Carolina. There is no assurance that the Company will close on the properties it has under contract.

Conference Call

The Company will host a conference call commencing at 11:00 AM Eastern Time on Tuesday, August 13, 2013, to discuss the financial results of the quarter ended June 30, 2013 and provide a Company update. To participate in the event by telephone, please dial (800) 446-2782 approximately ten minutes prior to the start time (to allow time for registration) and use conference ID 35253689#. International callers should dial (847) 413-3235 and enter the same conference ID number.

You may listen to the teleconference via live webcast on the Internet on the Company’s website at www.americanresidentialproperties.com in the Investor Relations section under the Calendar of Events link.

For those unable to participate during the live conference call, a replay will be available for two weeks, beginning August 13, 2013 at 1:30 PM Eastern Time until August 26, 2013 at 11:59 PM Eastern Time. To access the replay, dial (888) 843-7419 and use conference ID 35253689#. International callers should dial (630) 652-3042 and enter the same conference ID number.

Non-GAAP Financial Measures

FFO and Core FFO

FFO is a widely recognized measure of real estate investment trust, or REIT, performance. The Company calculates FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs).

The Company also presents Core FFO, which is FFO excluding acquisition costs and items that are non-recurring or not related to the Company’s core business activities. FFO and Core FFO are supplemental non-GAAP financial measures. Management uses FFO and Core FFO as supplemental performance measures because FFO and Core FFO account for trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results of operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO and Core FFO may not be comparable to those of other REITs. As a result, FFO and Core FFO should be considered only as supplements to net income (loss) as a measure of the Company’s performance. FFO and Core FFO should not be used as measures of the Company’s liquidity, nor is either indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends or make distributions. FFO and Core FFO also should not be used as supplements to or substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).

About American Residential Properties, Inc.

American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns, and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.

Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.americanresidentialproperties.com.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include descriptions of the Company’s plans or objectives for future acquisitions. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission.

All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:	American Residential Properties, Inc.

Shant Koumriqian Chief Financial Officer IR@amresprop.com 480-474-4800

AMERICAN RESIDENTIAL PROPERTIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share amounts)

	June 30, 2013 (unaudited)	December 31, 2012
Assets
Investment in real estate:
Land	$99,078	$44,381
Building and improvements	375,595	171,598
Furniture, fixtures and equipment	4,682	1,994

	479,355	217,973
Less: accumulated depreciation	(6,495)	(1,277)

Investment in real estate, net	472,860	216,696
Mortgage financings	37,643	13,025
Cash and cash equivalents	58,535	101,725
Acquisition deposits	3,889	217
Rents and other receivables, net	2,252	1,703
Due from related party	8	26
Deferred leasing costs and lease intangibles, net	1,945	1,576
Deferred financing costs, net	1,977	44
Investment in unconsolidated ventures	27,500	10,060
Goodwill	3,500	3,500
Other, net	2,415	855

Total assets	$612,524	$349,427

Liabilities and Equity
Liabilities:
Accounts payable and accrued expenses	$5,975	$2,438
Security deposits	1,863	626
Prepaid rent	513	132

Total liabilities	8,351	3,196

Equity:
American Residential Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.01 par value, 500,000,000 shares authorized; 32,124,857 and 18,387,257 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	321	184
Additional paid-in capital	612,607	346,851
Accumulated deficit	(18,234)	(6,139)

Total American Residential Properties, Inc. stockholders’ equity	594,694	340,896
Non-controlling interests	9,479	5,335

Total equity	604,173	346,231

Total liabilities and equity	$612,524	$349,427

AMERICAN RESIDENTIAL PROPERTIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per-share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013
Revenue:
Self-managed rental revenue	$4,959	$4	$7,910
Preferred operator rental revenue	1,999	—	3,370
Management services (related party)	110	59	214
Interest and other	1,340	32	2,161

Total revenue	8,408	95	13,655
Expenses:
Property operating and maintenance	1,503	2	2,426
Real estate taxes	1,027	28	1,524
Homeowners’ association fees	365	—	518
Acquisition	1,674	21	3,449
Depreciation and amortization	4,638	7	7,778
General, administrative and other	6,676	1,220	9,213
Interest	682	—	1,053

Total expenses	16,565	1,278	25,961

Loss from continuing operations before equity in net income of unconsolidated ventures	(8,157)	(1,183)	(12,306)
Equity in net (loss) income of unconsolidated ventures	(30)	—	60

Net loss and comprehensive loss	(8,187)	(1,183)	(12,246)

Net loss and comprehensive loss attributable to non-controlling interests	116	19	151

Net loss and comprehensive loss attributable to common stockholders	$(8,071)	$(1,164)	$(12,095)
Basic and diluted loss per share:
Net loss attributable to common stockholders	$(0.31)	$(0.10)	$(0.55)

Weighted-average number of shares of common stock outstanding	25,651,231	11,199,757	22,053,021

AMERICAN RESIDENTIAL PROPERTIES, INC.

Reconciliation of Net Loss to Funds From Operations (FFO)

(amounts in thousands, except share and per-share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013
Net loss	$(8,187)	$(1,183)	$(12,246)
Add: Depreciation and amortization of real estate assets	4,556	7	7,657

FFO	$(3,631)	$(1,176)	$(4,589)

FFO attributable to common stockholders (1)	$(3,580)	$(1,157)	$(4,533)

FFO per share of common stock, basic and diluted	$(0.14)	$(0.10)	$(0.21)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	25,651,231	11,199,757	22,053,021

(1)	Based on a weighted-average interest in the Company’s operating partnership of approximately 98.60%, 98.37% and 98.77% for the three months ended June 30, 2013 and 2012 and the six months ended June 30, 2013, respectively.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Reconciliation of Funds From Operations (FFO) to Core Funds From Operations (Core FFO)

(amounts in thousands, except share and per-share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013
FFO	$(3,631)	$(1,176)	$(4,589)
Add: Non-recurring cash compensation paid upon completion of the IPO(1)	1,000	—	1,000
Add: Non-recurring stock-based compensation related to acceleration of vesting of LTIP units upon completion of the IPO(2)	3,142	—	3,142
Add: Acquisition expense(3)	1,674	21	3,449

Core FFO	$2,185	$(1,155)	$3,002

Core FFO attributable to common stockholders (4)	$2,154	$(1,136)	$2,965

Core FFO per share of common stock, basic and diluted	$0.08	$(0.10)	$0.13

Weighted-average number of shares of common stock outstanding
Basic	25,651,231	11,199,757	22,053,021

Diluted (5)	26,693,899	11,199,757	22,088,049

(1)	Includes non-recurring cash compensation paid, upon completion of the IPO, pursuant to respective employment agreements.
(2)	Includes non-recurring stock-based compensation related to the acceleration of vesting of LTIP units, upon completion of the IPO.
(3)	Includes acquisition expenses primarily related to costs incurred on acquired properties subject to an existing lease and accounted for as a business combination, in accordance with GAAP.
(4)	Based on a weighted-average interest in the Company’s operating partnership of approximately 98.60%, 98.37% and 98.77% for the three months ended June 30, 2013 and 2012 and the six months ended June 30, 2013, respectively.
(5)	Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Total Portfolio of Single-Family Homes—Summary Statistics

(unaudited)

The following table presents summary statistics of the Company’s entire portfolio of single-family homes by metropolitan statistical area, or MSA, and metro division as of June 30, 2013.

MSA/Metro Division	Number of Homes	Aggregate Investment	Average Investment Per Home (1)	Percentage Leased (2)	Average Age (years)	Average Size (square feet)
Phoenix, AZ	1,224	$163,560,212	$133,628	79%	16	1,687
Houston, TX	410	$55,105,800	$134,404	69%	5	1,799
Chicago, IL	360	$47,268,558	$131,302	100%	55	1,417
Inland Empire, CA	213	$37,047,841	$173,934	88%	15	1,915
Dallas-Fort Worth, TX	203	$30,965,781	$152,541	44%	11	2,064
Winston-Salem, NC	188	$23,192,460	$123,364	73%	11	1,355
Indianapolis, IN	437	$22,567,714	$51,642	98%	60	1,216
Atlanta, GA	222	$17,290,373	$77,885	90%	20	1,584
Other Texas	95	$14,494,838	$152,577	8%	9	1,875
Raleigh, NC	101	$12,838,202	$127,111	53%	10	1,676
Nashville, TN	120	$11,132,086	$92,767	93%	9	1,457
Other Florida	217	$15,639,984	$72,074	88%	11	1,285
Other California	82	$10,083,223	$122,966	71%	35	1,336
Charlotte, NC-SC	65	$8,875,046	$136,539	25%	8	1,888
Las Vegas, NV	64	$6,592,232	$103,004	95%	14	1,536
Other MSA/Metro Divisions	88	$9,955,174	$113,127	45%	9	1,473

Total/Weighted Average	4,089	$486,609,524	$119,005	78%	22	1,599

(1)	For self-managed homes, represents average purchase price (including broker commissions and closing costs) plus average capital expenditures. For preferred operator program homes, represents purchase price (including broker commissions and closing costs) paid by the Company for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of the Company’s investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with the Company, the Company expects to incur no expenses related to properties under the Company’s preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of the Company’s investment.
(2)	Includes both self-managed homes and preferred operator program homes. The Company classifies homes in its preferred operator program as 100% leased, because each preferred operator is obligated to pay the Company 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from the Company to residential sub-tenants, it may adversely affect such operator’s ability to pay rent to the Company under the lease. The Company is also eligible to receive percentage rents on a quarterly basis equal to a fixed percentage of gross revenue that the preferred operator collects from its residential sub-tenants who occupy the homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Portfolio of Self-Managed Single-Family Homes—Summary Statistics

(unaudited)

The following table presents summary statistics on the Company’s portfolio of single-family homes that the Company manages by MSA and metro division as of June 30, 2013.

									Leased Homes
MSA/Metro Division	Number of Homes	Average Purchase Price Per Home (1)	Average Capital Expenditures Per Home (2)	Average Investment Per Home (3)	Aggregate Investment	Percentage Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home (4)
Phoenix, AZ	1,058	$141,219	$2,817	$144,036	$152,389,847	76%	11	1,758	$1,032	8.7%
Houston, TX	410	$134,107	$298	$134,404	$55,105,800	69%	5	1,799	$1,211	11.2%
Inland Empire, CA	213	$155,636	$18,298	$173,934	$37,047,841	88%	15	1,915	$1,332	9.3%
Dallas-Fort Worth, TX	203	$151,103	$1,437	$152,541	$30,965,781	44%	11	2,064	$1,433	11.2%
Winston-Salem, NC	188	$122,632	$733	$123,364	$23,192,460	73%	11	1,355	$1,102	10.7%
Other Texas	95	$152,571	$7	$152,577	$14,494,838	8%	9	1,875	$1,230	10.6%
Raleigh, NC	101	$124,892	$2,219	$127,111	$12,838,202	53%	10	1,676	$944	11.0%
Nashville, TN	120	$92,716	$51	$92,767	$11,132,086	93%	9	1,457	$1,108	14.4%
Other California	82	$107,776	$15,190	$122,966	$10,083,223	71%	35	1,336	$1,073	10.3%
Atlanta, GA	59	$98,491	$2,834	$101,325	$5,978,202	61%	20	1,790	$1,060	11.5%
Charlotte, NC-SC	54	$143,219	$391	$143,610	$7,754,946	9%	8	1,893	$1,557	10.9%
Other Florida	79	$116,141	$1,486	$117,628	$9,292,602	67%	15	1,564	$1,054	10.9%
Indianapolis, IN	33	$99,447	$39	$99,486	$3,283,042	73%	11	1,569	$1,134	14.1%
Las Vegas, NV	50	$103,084	$9,701	$112,784	$5,639,221	94%	6	1,620	$1,032	11.0%
Other MSA/Metro Divisions	88	$112,728	$399	$113,127	$9,955,174	45%	9	1,473	$887	12.4%

Total/Weighted Average	2,833	$133,929	$3,436	$137,364	$389,153,265	68%	11	1,731	$1,116	9.9%

(1)	Average purchase price includes broker commissions and closing costs.
(2)	Represents average capital expenditures per home as of June 30, 2013. Does not include additional expected or future capital expenditures.
(3)	Represents average purchase price plus average capital expenditures.
(4)	Represents annualized average monthly rent per leased home as a percentage of the Company’s average investment (average purchase price per home plus average capital expenditures) per leased home. Does not include a provision for payment of ongoing property expenses (such as insurance, taxes, HOA fees and maintenance) or an allocation of the Company’s general and administrative expense, all of which materially impact the Company’s results. Accordingly, it should not be interpreted as a measure of profitability, and its utility in evaluating the Company’s business is limited. Average monthly rent for leased homes may not be indicative of average rents the Company may achieve on its vacant homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Portfolio of Preferred Operator Program Single-Family Homes—Summary Statistics

(unaudited)

The following table presents summary statistics of the Company’s portfolio of single-family homes that the Company’s preferred operators manage by MSA and metro division as of June 30, 2013.

MSA/Metro Division	Number of Homes	Average Investment Per Home (1)	Aggregate Investment	Percentage Leased (2)	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Home Paid by Preferred Operator to Us (3)	Annual Rent as a Percentage of Average Investment Per Home (4)
Chicago, IL	360	$131,302	$47,268,558	100%	55	1,417	$789	7.2%
Indianapolis, IN	404	$47,734	$19,284,672	100%	64	1,187	$358	9.0%
Atlanta, GA	163	$69,400	$11,312,171	100%	21	1,509	$463	8.0%
Phoenix, AZ	166	$67,291	$11,170,365	100%	47	1,236	$449	8.0%
Other Florida	138	$45,996	$6,347,382	100%	9	1,126	$307	8.0%
Charlotte, NC-SC	11	$101,827	$1,120,100	100%	6	1,859	$636	7.5%
Las Vegas, NV	14	$68,072	$953,011	100%	41	1,236	$454	8.0%

Total/Weighted Average	1,256	$77,593	$97,456,259	100%	47	1,301	$505	7.8%

(1)	Represents purchase price (including broker commissions and closing costs) paid by the Company for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of the Company’s investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with the Company, the Company expects to incur no expenses related to properties under its preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of the Company’s investment.
(2)	The Company classifies homes in its preferred operator program as 100% leased, because each preferred operator is obligated to pay the Company 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from the Company to residential sub-tenants, it may adversely affect such operator’s ability to pay rent to the Company under the lease. The Company is also eligible to receive percentage rents on a quarterly basis equal to a fixed percentage of gross revenue that the preferred operator collects from its residential sub-tenants who occupy the homes.
(3)	Represents the initial annual base rent payable to the Company by the preferred operator pursuant to the portfolio lease divided by 12 and then divided by the number of homes included in the lease. Does not include percentage rents the Company is also eligible to receive in addition to base rents on a quarterly basis equal to a fixed percentage of gross revenue that the preferred operator collects from its residential sub-tenants who occupy the homes. The percentage rents the Company is eligible to receive fluctuate based on both the occupancy rates of the underlying homes and the rental rates paid by the residential sub-tenants.
(4)	Represents annualized average monthly rent paid by the preferred operator to the Company as a percentage of the Company’s average investment per home. The rent paid by the preferred operator is net of all taxes, insurance, other expenses and capital expenses (including significant capital improvements) for which the preferred operator is responsible.

AMERICAN RESIDENTIAL PROPERTIES, INC.

Total Portfolio of Single-Family Homes

Owned for Six Months or Longer—Summary Statistics

(unaudited)

The following table presents summary statistics of the Company’s portfolio of single-family homes owned for at least six months as of June 30, 2013.

MSA/Metro Division	Number of Homes	Average Investment Per Home (1)	Homes Leased	Homes Vacant (2)	Percentage Leased
Phoenix, AZ	979	$131,513	830	149	85%
Inland Empire, CA	209	$174,578	188	21	90%
Las Vegas, NV	47	$107,100	44	3	94%
Other California	82	$122,966	58	24	71%
Dallas-Fort Worth, TX	43	$144,182	38	5	88%
Other Florida	138	$45,996	138	—	100%
Atlanta, GA	73	$72,663	69	4	95%
Chicago, IL	204	$135,174	204	—	100%

Total/Weighted Average	1,775	$127,201	1,569	206	88%

(1)	Represents average purchase price plus average capital expenditures.
(2)	As of June 30, 2013, 169 homes were available for rent, 36 homes were undergoing renovation and 1 home had unauthorized occupants.